Exhibit 4.4

AMENDED AND RESTATED

TRUST AGREEMENT

between

AFS SENSUB CORP.

Seller

and

[OWNER TRUSTEE]

Owner Trustee

Dated as of             , 20

ii

EXHIBITS

EXHIBIT A	FORM OF CERTIFICATE
EXHIBIT B	FORM OF CERTIFICATE OF TRUST
EXHIBIT C	FORM OF NOTICE OF REPURCHASE REQUEST

iii

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of             , 20     between AFS SENSUB CORP., a Nevada corporation, as depositor (the “Seller”), and [OWNER TRUSTEE], a [entity type], as Owner Trustee, amends and restates in its entirety that certain Trust Agreement, dated as of             , 20     between the Seller and the Owner Trustee.

ARTICLE I.

Definitions

SECTION 1.1.    Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“AmeriCredit” shall mean AmeriCredit Financial Services, Inc.

“Agreement” shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

“Applicable Anti-Money Laundering Law” shall have the meaning assigned to such term in Section 6.11.

“Bankruptcy Action” shall have the meaning assigned to such term in Section 4.5(a).

“Basic Documents” shall mean this Agreement, the Certificate of Trust, the Underwriting Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, [the Hedge Agreement,] the Asset Representations Review Agreement and the other documents and certificates delivered in connection therewith, as the same may be amended, restated or supplemented from time to time.

“BBA Partnership Audit Rules” shall mean Sections 6221 through 6241 of the Code, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

“Benefit Plan Entity” shall have the meaning assigned to such term in Section 3.9.

“Benefit Plan Investor” shall have the meaning assigned to such term in Section 3.9.

[“Book-Entry Certificates” means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.8.]

“Certificate” means a trust certificate evidencing the beneficial interest of the Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

“Certificateholder” or “Holder” shall mean the person in whose name a Certificate is registered on the Certificate Register.

“Certificate Distribution Account” shall have the meaning assigned to such term in Section 11.1.

“Certificate of Trust” shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

[“Certificate Owner” means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency) and with respect to a Definitive Certificate the Person in whose name a Certificate is registered on the Certificate Register.]

“Certificate Paying Agent” shall mean any paying agent or co-paying agent appointed pursuant to Section 3.10 and shall initially be [Owner Trustee].

“Certificate Register” and “Certificate Registrar” shall mean the register mentioned in and the registrar appointed pursuant to Section 3.4.

[“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency affects book-entry transfers and pledges of securities deposited with the Clearing Agency.]

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Controlling Party” means an executive officer or senior manager or any other individual who regularly performs similar functions.

“Corporate Trust Office” shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [Address], Attention:                     , or at such other address as the Owner Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Depositor).

“Depositor” shall mean the Seller in its capacity as Depositor hereunder.

“Distribution Date” shall have the meaning set forth in the Sale and Servicing Agreement.

“ERISA” shall have the meaning assigned to such term in Section 3.9.

“Expenses” shall have the meaning assigned to such term in Section 7.2.

“FATCA” shall mean Sections 1471 through 1474 of the Code and (a) any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), (b) any applicable agreement entered into under Section 1471(b)(1) of the Code, and (c) any applicable intergovernmental agreement with respect to the implementation of the foregoing.

“FATCA Information” shall mean, with respect to any Certificateholder or Holder, any form or other certification, or such other information reasonably sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” shall mean any required withholding or deduction of tax pursuant to FATCA.

[“Hedge Agreement” means the ISDA Master Agreement, dated             , 20    , between the Trust and the Hedge Provider, including the Schedule thereto, the Credit Support Annex thereto and the Confirmation relating to the Class A-2-B Notes, together with any replacement swap agreement; provided, that no additional swap agreement shall be a “Hedge Agreement” under the Basic Documents for so long as the Hedge Agreement is outstanding without the prior, written consent of the applicable Hedge Provider unless the Hedge Agreement has terminated.]

[“Hedge Provider” means [Hedge Provider], together with any replacement Hedge Provider.]

“Indemnified Parties” shall have the meaning assigned to such term in Section 7.2.

“Indenture” shall mean the Indenture, dated as of             , 20    , between the Trust and [Trust Collateral Agent], as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Majority Certificateholder” shall mean [the Holder of the greatest percentage ownership interest in the Certificate as recorded in the Certificate Register]/[the applicable Certificateholders that together own Certificates evidencing in excess of 50% of the Percentage Interest].

“Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Sale and Servicing Agreement.

“Owner Trustee” shall mean [Owner Trustee], a [entity type], not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

[“Percentage Interest” shall mean, with respect to a Certificate, the individual percentage interest of such Certificate (calculated as the percentage that the applicable nominal principal amount of a Certificate represents of the aggregate nominal principal amount of all Certificates) which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.]

[“Permitted Modification” shall mean an extension, rebate, deferral, amendment, modification or adjustment with respect to any Receivable made by the Servicer in accordance with its Servicing Policies and Procedures and: (i) such Receivable is in default, or with respect to which the Servicer believes that default is reasonably foreseeable, and the Servicer believes that such modification is necessary to preserve the value of such Receivable; (ii) such modification is not a significant modification pursuant to Treasury Regulation Section 1.1001-3; or (iii) with respect to such modification, the Servicer has delivered a certificate to the Owner Trustee to the effect that the modification will not cause the Trust to be treated for United States federal income tax purposes as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.]

“Record Date” shall mean with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

“Responsible Officer” shall mean, with respect to the Owner Trustee, any officer within the Corporate Trust Administration office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement dated as of             , 20    , among the Trust, the Seller, AmeriCredit, [Trustee] and                     , as Trust Collateral Agent, as the same may be amended and supplemented from time to time.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“STAMP” shall have the meaning assigned to such term in Section 3.4.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. as the same may be amended from time to time.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the trust established by this Agreement.

“Trust Collateral Agent” shall mean, initially, [Trust Collateral Agent], in its capacity as collateral agent, including its successors in interest, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, and thereafter “Trust Collateral Agent” shall mean such successor Person.

SECTION 1.2.         Other Definitional Provisions.

(a)     Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b)     All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)     As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)     The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)     The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II.

Organization

SECTION 2.1.         Name

There is hereby continued a Delaware statutory trust to be known as “AmeriCredit Automobile Receivables Trust 20    -    ,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2.             Office

The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder[s].

SECTION 2.3.             Purposes and Powers.

The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

(a)     to issue the Notes pursuant to the Indenture and the Certificate[s] pursuant to this Agreement, and to sell the Notes;

(b)     to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof, to fund the Reserve Account [the Capitalized Interest Account, and the Pre-Funding Account] [and, the Revolving Account] and to pay the organizational, start-up and transactional expenses of the Trust;

(c)     to acquire from time to time the Owner Trust Estate, to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Trustee on behalf of the Noteholders and to hold, manage and distribute to the Certificateholder[s] pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(d)     [to enter into the Hedge Agreement;]

(e)     to enter into and perform its obligations under the Basic Documents to which it is a party;

(f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith (including the sale, from time to time, of Receivables at the direction of the Servicer pursuant to Section 4.3(c) of the Sale and Servicing Agreement) and the filing of State business licenses (and any renewal thereof) as prepared and instructed by the Seller or Servicer, including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation; and

(g)     subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholder[s] and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents. [Notwithstanding anything to the contrary in this Agreement, the Basic Documents, or in any other document, neither the Trust nor the Owner Trustee (nor any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Issuer, or engage in activities other than the foregoing, and, in particular, neither the Trust nor the Owner Trustee (nor any agent of either person) shall be authorized or empowered to do anything that would cause the Trust to fail to qualify as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.]

SECTION 2.4.         Appointment of Owner Trustee

The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. The Owner Trustee hereby accepts such appointment.

SECTION 2.5.         Initial Capital Contribution of Trust Estate

The Owner Trustee has acknowledged receipt in trust from the Depositor of the sum of $1.00 which contribution shall constitute the initial Owner Trust Estate. The Depositor acknowledges that such contribution has been transferred to, and is being held by, [Trust Collateral Agent], as agent for the Trust in an account established by [Trust Collateral Agent], on behalf of the Trust, which contribution shall constitute the initial Owner Trust Estate. The Depositor shall pay organizational expenses of the Trust as they may arise.

SECTION 2.6.         Declaration of Trust

The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holder[s], subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State and such filing is hereby ratified in all respects.

The Holder[s] shall not have any personal liability for any liability or obligation of the Trust.

SECTION 2.7.         Title to Trust Property.

(a)     Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

(b)     The Holder[s] shall not have legal title to any part of the Trust Property. The Holder[s] shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Article VIII and Article XI. No transfer, by operation of law or otherwise, of any right, title or interest by [the]/[any] Certificateholder of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

SECTION 2.8.         Situs of Trust

The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or outside the State of Delaware. The only office of the Trust will be at the Corporate Trust Office located in Delaware.

SECTION 2.9.         Representations and Warranties of the Depositor

The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Trust Estate in trust and issuing the Certificate[s].

(a)     Organization and Good Standing. The Depositor is duly organized and validly existing as a Nevada corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

(b)     Due Qualification. The Depositor is duly qualified to do business as a foreign corporation, is in good standing, and has obtained, or has filed all forms, in the appropriate form, that are required to obtain, all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

(c)     Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d)     No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been applied for, obtained, effected or made.

(e)     No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the issuance of the Certificate[s] or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Certificate[s].

SECTION 2.10.             Covenants of the Certificateholder[s]

[The]/[Each] Certificateholder agrees:

(a)     to be bound by the terms and conditions of the Certificate of which the Holder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust and the Owner Trustee; and

(b)     except as expressly provided in Sections 4.5 and 10.12, not to, for any reason, take any Bankruptcy Action.

SECTION 2.11.             Federal Income Tax Treatment of the Trust.

(a)     [For so long as the Trust has a single owner for federal income tax purposes, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, it will be disregarded as an entity distinct from the Certificateholder for all federal income tax purposes. Accordingly, for federal income tax purposes, the Certificateholder will be treated as (i) owning all assets owned by the Trust and (ii) having incurred all liabilities incurred by the Trust, and all transactions between the Trust and the Certificateholder will be disregarded.] [It is the intention of the parties hereto that, solely for federal, State and local income, franchise and value added tax purposes, the Trust shall be treated as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code, with the assets of the Trust constituting the Trust Property and other assets held by the Trust, and the Notes constituting non-recourse debt of the Certificateholders, provided that if it is successfully asserted by the appropriate tax authorities that the Trust is not properly characterized as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code, the Trust shall be treated, for United States federal, state and local income, franchise and value added tax purposes, as (A) a disregarded entity if there is only one beneficial owner for U.S. federal income tax purposes of [the]/[any] Certificates and any Notes that are treated as equity for U.S. federal income tax purposes in the Trust, or (B) a partnership (other than an association or publicly traded partnership taxable as a corporation) if there is more than one beneficial owner for U.S. federal income tax purposes of [the]/[any] Certificates and any Notes that are treated as equity for U.S. federal income tax purposes in the Trust, with the assets of the partnership being the Trust Property and other assets held by the Trust, the partners of the partnership being the Certificateholders and the holders of the Notes that are treated as equity in the Trust for U.S. federal income tax purposes, and the remaining Notes constituting indebtedness of the partnership.] The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes.

(b)     [The parties hereto and each Certificateholder, by acceptance of a Certificate, agree to treat the Trust in accordance with the intention that the Trust be characterized as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and, unless otherwise required by appropriate taxing authorities or by law, not to take any action or, direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of a Receivable unless: (i) the modification is a Permitted Modification, or (ii) the modification is not a Permitted Modification, but the Receivable can be repurchased so that it is no longer held as part of the Trust Property, and done in such a way as to maintain the status of the Trust as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. In furtherance of the foregoing, (i) the purpose of the Trust shall be to protect and conserve the assets of the Trust, and the Trust shall not at any time engage in or carry on any kind of business for U.S. federal income tax purposes or any kind of commercial activity and (ii) the Trust and Owner Trustee (upon direction from the Majority Certificateholder[s]) (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Trust nor the Owner Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Trust other than pursuant to the specific provisions of this Agreement, (2) vary the investment of the Trust within the meaning of Treasury Regulation Section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of any Certificateholder. The provisions of this Agreement shall be interpreted consistent with and to further this intention of the parties.]

(c)     Neither the Owner Trustee nor [the]/[any] Certificateholder will make an election on IRS Form 8832 or otherwise to classify the Trust as an association taxable as a corporation for federal, State or any other applicable tax purpose.

(d)     [In the event that the Trust has two (2) or more owners for federal income tax purposes, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, it will be treated as a partnership. At any such time that the Trust has two (2) or more equity owners, this Agreement will be amended, in accordance with Section 10.1 herein, and appropriate provisions will be added so as to provide for treatment of the Trust as a partnership.]

(e)     In the event that the Trust is classified as a partnership for federal income tax purposes, (i) the Depositor (or if the Depositor is no longer a Certificateholder, the Majority Certificateholder) is hereby designated as the “partnership representative” under Section 6223(a) of the Code and (ii) the partnership representative will or will cause the Trust, to the extent eligible, to make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the partnership level and take any other action (such as disclosures and notifications) necessary or appropriate to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the partnership representative will or will cause the Trust to make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by a partnership and take any other action such as filings, disclosures and notifications necessary or appropriate to effectuate such election. The partnership representative is authorized, in its sole discretion, to make any available election with respect to the BBA Partnership Audit Rules and take any action it deems necessary or appropriate to comply with the requirements of the Code and to conduct the Trust’s affairs with respect to the BBA Partnership Audit Rules. Each Certificateholder and, if different, each beneficial owner of a Certificate, shall promptly provide the partnership representative any requested information, documentation or material to enable the partnership representative to make any of the elections described in this clause (d) and otherwise comply with the BBA Partnership Audit Rules. The provisions of this Section 2.11(d) shall survive any termination of this Agreement. In addition, should the Trust be classified as a partnership, the partnership representative, may, in its sole discretion, cause the Trust to make an election under Section 754 of the Code.

ARTICLE III.

Certificate and Transfer of Interest

SECTION 3.1.             Initial Ownership

Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificate[s] to the initial Certificateholder[s], the Depositor shall be the sole beneficiary of the Trust.

SECTION 3.2.             The Certificate[s]

[The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee.]/[Upon the written order of the

Depositor, the Issuer shall issue a single Certificate in the name of Cede & Co., which shall be substantially in the form attached hereto as Exhibit A, executed by manual or facsimile signature of an authorized officer of the Owner Trustee on behalf of the Issuer and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor. The Certificates shall represent, in the aggregate, 100% of the Percentage Interest in the Issuer and, upon issuance in accordance with the terms hereof, the Certificate shall be fully paid and nonassessable. The Certificateholders will be entitled, pro rata, to any amounts not needed to make payments on the Notes and on all other obligations to be paid under the Indenture and this Agreement, and to receive amounts remaining in the Reserve Account following the payment in full of the Notes and of all other amounts owing or to be distributed under this Agreement, the Indenture or the Sale and Servicing Agreement to the Noteholders on the termination of the Issuer.] A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of authentication and delivery of such Certificate. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee’s name pursuant to Section 3.4.

SECTION 3.3.             Authentication of Certificate

Concurrently with the sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificate[s] to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, its treasurer or any assistant treasurer without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. [The]/[Each] Certificate shall be dated the date of its authentication.

SECTION 3.4.             Registration of Transfer and Exchange of Certificate[s]

The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, including, without limitation, requiring any potential transferee to represent to the Certificate Registrar such transferee’s compliance with the transfer restrictions set forth herein, the Certificate Registrar shall provide for the registration of the Certificate[s] and of transfers and exchanges of the Certificate[s] as herein provided. The Certificate Registrar shall be entitled to conclusively rely on the transferee’s representation that the transferee has complied with the transfer restrictions set forth herein. [Owner Trustee] shall be the initial Certificate Registrar.

The Certificate Registrar shall provide the Trust Collateral Agent and the Trustee with the name[s] and address[es] of the Certificateholder[s] (if other than the Depositor) on the Closing Date. Upon any transfers of [the]/[a] Certificate, the Certificate Registrar shall notify the Trust Collateral Agent and the Trustee of the name and address of the transferee in writing, by facsimile, on the day of such transfer. The Trust Collateral Agent and the Trustee shall be entitled to fully rely on the most recently provided Certificateholder information with no liability therefor.

Upon surrender for registration of transfer of [the]/[a] Certificate at the office or agency maintained pursuant to Section 3.7, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Certificate [of a like Percentage Interest] dated the date of authentication by the Owner Trustee or any authenticating agent.

A Certificate presented or surrendered for registration of transfer or exchange may, but need not, be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by [the]/[such] Certificateholder or his attorney duly authorized in writing, (i) with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by IRS Form [W-8 BEN, W-8 BEN-E, W-8 ECI or] W-9, as applicable, or such other form as may be reasonably required in form satisfactory to the Certificate Registrar, as applicable, and such other documentation as may be reasonably required by the Owner Trustee or the Certificate Registrar in order to comply with Applicable Anti-Money Laundering Law, each in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by [the]/[such] Certificateholder or such person’s attorney duly authorized in writing. No transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Certificate.

[No Certificate may be held or beneficially owned by any Person that is not a United States person as defined under Section 7701(a)(30) of the Code. By accepting and holding its beneficial ownership interest in its Certificate, the Holder thereof shall be deemed to have represented and warranted that it is a United States person as defined under Section 7701(a)(30) of the Code.]

[Notwithstanding the foregoing, no sale or transfer of a Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered by the Certificate Registrar to be effective hereunder, if the sale or transfer thereof increases the number of Certificateholders to more than ninety-five (95). For purposes of determining the total number of Certificateholders, a beneficial owner of an interest in a partnership, grantor trust or S corporation for federal income tax purposes (each a “Flow-Through Entity”) that, directly or through other Flow-Through Entities, owns a Certificate is treated as a holder of a Certificate if (i) substantially all of the value of the beneficial owner’s interest (directly or indirectly) in the Flow-Through Entity is attributed to the Flow-Through Entity’s interest in the Certificate and (ii) a principal purpose of the use of the Flow-Through Entity to hold the Certificate is to satisfy the 95 holder limitation set out above. If using a Flow-Through Entity to acquire a Certificate, [the]/[a] Certificateholder shall be deemed to have represented that it is not using the Flow-Through Entity in order to avoid the 95 holder limitation set out above. In addition, no sale or transfer of a Certificate shall be registered by the Certificate Registrar or made effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (upon which representation and covenant the Certificate Registrar may conclusively rely without independent investigation), no member of the transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Certificateholder or a member of its expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder to sell its Certificate to a Person whose ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Trust.]

SECTION 3.5.             Mutilated, Destroyed, Lost or Stolen Certificates

If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Certificate Registrar, as the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 3.6.             Persons Deemed Certificateholders

Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of [the]/[a] Certificate for registration of transfer, the Owner Trustee and the Certificate Registrar and any agent of the Owner Trustee and the Certificate Registrar, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and

Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee or the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.7.             Maintenance of Office or Agency

The Owner Trustee shall maintain an office or offices or agency or agencies where the Certificate[s] may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate[s] and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholder[s] of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.8.             [Disposition in Whole But Not in Part

The Certificate may be transferred in whole but not in part. Any attempted transfer of the Certificate that would divide the ownership of the Owner Trust Estate shall be void. The Owner Trustee shall cause any Certificate issued to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE, EXCEPT UNDER THE LIMITED CONDITIONS SPECIFIED IN THE TRUST AGREEMENT.”]

[Book-Entry Certificates.

(a)     Each Certificate, upon original issuance, will be issued in the form of one or more typewritten Certificates, substantially in the form of Exhibit A hereto, representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as agent for the Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Certificates shall be issued in an aggregate nominal principal amount of $100,000 (which shall be; deemed to be the equivalent of 100,000 units), and all beneficial interests in the Book-Entry Certificates shall be owned, in the minimum nominal principal amount of $[10,000] and integral multiples of $1,000 in excess thereof. The Issuer shall not issue any Certificate that would cause the aggregate nominal principal amount of all Certificates to exceed $100,000, or 100,000 units, without the prior written consent of all Certificateholders. No distributions of moneys to the Certificateholders under the Basic Documents shall be deemed to reduce the nominal principal amount of any Certificate prior to payment in full of all Notes; provided, however, that the final aggregate $100,000 distributed to the Certificateholders under the Basic Documents upon final distribution of the Trust Property and termination of the Issuer pursuant to Article VIII shall be deemed to repay the aggregate nominal principal amount of the Certificates in full; provided, further, that any failure to pay in full the nominal principal amount of a Certificate on such final distribution date shall not result in any recourse to, claim against or liability of any Person for such shortfall. Any amounts payable to the Certificateholders on or in respect of the Certificates under the Basic Documents shall be paid and allocated to the various Certificateholders ratably based on their respective nominal principal amounts. Such Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC as the initial Clearing Agency, and no Certificateholder will receive a Definitive Certificate representing such Certificateholder’s interest in such Certificate, except as provided in Section 3.10. Unless and until definitive, fully registered Certificates substantially in the form of Exhibit A (the “Definitive Certificates”) have been issued to the applicable Certificateholders pursuant to Section 3.10:

(i)    the provisions of this Section shall be in full force and effect;

(ii)    the Certificate Registrar, the Certificate Paying Agent and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of amounts payable under the Basic Documents and the giving of instructions or directions hereunder) as the sole Certificateholder, and shall have no obligations to the Certificate Owners;

(iii)    to the extent that the provisions of this Section 3.8 conflict with any other provisions of this Agreement, the provisions of this Section shall control;

(iv)    the rights of the Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments due under the Basic Documents with regard to the Certificates to such Clearing Agency Participants;

(v)    whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Percentage Interest, the Clearing Agency shall deliver instructions to the Owner Trustee only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates;

(vi)    owners of a beneficial interest in a Book-Entry Certificate will not be entitled to have any portion of a Book-Entry Certificate registered in their names and will not be considered to be the Certificate Owners or Certificateholders of any Certificates under this Agreement; and

(vii)    payments on a Book-Entry Certificate will be made to the Clearing Agency, or its nominee, as the registered owner thereof, and none of the Issuer, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

(b)     Notwithstanding any provision to the contrary herein, so long as a Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency, transfers of a Book-Entry Certificate, in whole or in part, shall only be made in accordance with Section 3.8(a). Subject to Section 3.8(a)(i)-(iii), transfers of a Book-Entry Certificate shall be limited to transfers of such Book-Entry Certificate in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.

(c)     In the event that a Book-Entry Certificate is exchanged for one or more Definitive Certificates pursuant to Section 3.10, such Certificates may be exchanged for one another only in accordance with the provisions of this Agreement and with such procedures as may be from time to time adopted by the Issuer, the Certificate Registrar and the Owner Trustee.]

[SECTION 3.9.      Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.10, the Owner Trustee shall give all such notices and communications specified herein to be given to the Certificateholders to the Clearing Agency, and shall have no obligation to the Certificate Owners.]

[SECTION 3.10.      Definitive Certificates.

(a)     If (i) the Depositor advises the Owner Trustee and the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Owner Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Depositor shall cause the Clearing Agency to notify all Certificate Owners and the Certificate Paying Agent of the occurrence of any such event and of the availability of Definitive Certificates representing the Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by re-registration instructions, the Certificate Registrar shall so notify the Owner Trustee and upon receipt from the Certificate Registrar of Definitive Certificates for execution, the Owner Trustee on behalf of the Issuer shall execute and the Certificate Registrar shall register, authenticate and deliver the Definitive Certificates representing the Certificates in accordance with the instructions of the Clearing Agency. None of the Issuer, the Certificate Registrar or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates representing the Certificates, the Certificate Registrar shall update the Certificate Register and the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall recognize such holders of the Definitive Certificates as the applicable Certificateholders.

(b)     Subject to the transfer restrictions contained herein and in the Certificates, any holder of a Definitive Certificate may transfer all or any portion of the nominal principal amount (subject to the requirements set forth in Section 3.4 other than those specifically related to Book-Entry Certificates) evidenced by such Certificate upon surrender thereof to the Certificate Registrar accompanied by the documents required by this Section 3.10. Such transfer may be made by a registered Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Certificate to the Certificate Registrar accompanied by the documents required by Section 3.4 hereof. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor’s Certificate, the Certificate Registrar shall record the name of such transferee as a Certificateholder and its nominal principal amount in the Certificate Register and, upon receipt of notice thereof and Definitive Certificates for execution from the Certificate Registrar, the Owner Trustee on behalf of the Issuer shall execute and the Certificate

Registrar shall authenticate and deliver to such Certificateholder a Certificate evidencing such nominal principal amount. In the event a transferor transfers only a portion of its nominal principal amount, the Owner Trustee on behalf of the Issuer shall execute, and the Certificate Registrar shall register, authenticate and deliver to such transferor, a new Certificate evidencing such transferor’s new nominal principal amount and the Owner Trustee on behalf of the Issuer shall execute, and the Certificate Registrar shall register, authenticate and deliver to such transferee, a new Certificate evidencing such transferee’s nominal principal amount. Subsequent to each transfer of a beneficial interest and upon the issuance of the new Certificate or Certificates, the Certificate Registrar shall cancel and destroy in accordance with its customary practices the Certificate surrendered to it in connection with such transfer. The Owner Trustee and the Certificate may treat, for all purposes whatsoever, the Person in whose name any Certificate is registered as the sole owner of the nominal principal amount evidenced by such Certificate without regard to any notice to the contrary.

(c)       Definitive Certificates will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream.]

SECTION 3.9.         ERISA Restrictions

[The Certificate may not]/[No Certificate may] be acquired by or for the account of (a) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a “plan” (within the meaning of Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (c) any entity whose underlying assets include assets of an employee benefit plan or a plan described in (a) or (b) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Benefit Plan Investor”), or (d) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, State, local, non-U.S. or other laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (each of (a) – (d), a “Benefit Plan Entity”). By accepting and holding its beneficial ownership interest in its Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan Entity.

SECTION 3.10.      Appointment of Certificate Paying Agent

The Certificate Paying Agent shall make distributions to the Certificateholder[s] from the Certificate Distribution Account pursuant to Article VIII and Article XI hereof and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee shall revoke such power and remove the Certificate Paying Agent if the Owner Trustee or the Depositor by written direction to the Owner Trustee determines, each in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent initially shall be [Owner Trustee], and any co-paying agent chosen by [Owner Trustee] and the Depositor. [Owner Trustee] shall be permitted to resign as Certificate Paying Agent upon thirty (30) days’ written notice to the Owner Trustee and the Depositor. In the event that [Owner Trustee] shall no longer be the Certificate Paying Agent, the

Depositor, with the consent of the Owner Trustee, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder[s] in trust for the benefit of the Certificateholder[s] entitled thereto until such sums shall be paid to the Certificateholder[s]. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Articles VI and VII shall apply to the Owner Trustee also in its role as Certificate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

[SECTION 3.13.         Transfer Restrictions. The Certificates have not been and will not be registered under the Securities Act or under any state securities or “blue sky” laws and may not be offered or sold except in a transaction that is exempt from or not subject to the registration requirements of the Securities Act and such other laws. Except in the case of the Depositor or any other Person that is considered the same Person as the Issuer for U.S. federal income tax purposes, the Certificates will be offered and sold only to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act. The Certificates are subject to restrictions on transferability and resale and are intended to be resold only to persons who qualify as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act. Terms used herein that are defined in Rule 144A under the Securities Act are used herein as defined therein.

Each Certificateholder by accepting a Certificate (or a beneficial interest therein) will be deemed to have acknowledged and agreed as follows:

(A)    Except in the case of the Depositor or any other Person that is considered the same Person as the Issuer for U.S. federal income tax purposes, it (a) is a qualified institutional buyer, or “QIB,” as the term is used in Rule 144A under the Securities Act, (b) is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and (c) is acquiring such Certificate for its own account or for the account of a QIB over which it exercises sole investment discretion.

(B)    It understands that the Certificates are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Certificates have not been, and will not be, registered under the Securities Act or under any state securities laws, and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only to QIBs and in accordance with the legends described below.

(C)    It acknowledges that none of the Issuer or any Person representing the Issuer has made any representation to it with respect to the Issuer, any affiliates thereof or the offering or sale of the Certificates, other than the information contained in the Offering Memorandum or any subsequent offering memorandum relating to the Certificates. It is purchasing the Certificates for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment purposes only, and not with a view to, or for offer or resale in connection with, any distribution thereof in violation of the Securities Act or the applicable state securities laws, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Certificates pursuant to Rule 144A under the Securities Act.

(D)    It understands that each Certificate will, unless otherwise agreed by the Issuer and the holder thereof in compliance with applicable law, bear a legend substantially to the following effect:

“THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE SPONSOR, THE DEPOSITOR OR ANY OF THEIR AFFILIATES, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH CERTIFICATE OR PERCENTAGE INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID AND REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE (OR INTEREST HEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS

AMENDED, (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A“PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN DESCRIBED IN (1) OR (2) ABOVE IN SUCH ENTITY OR (4) ANY OTHER ENTITY THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS THAT ARE SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “SIMILAR LAW”). EACH PURCHASER OF A CERTIFICATE AND EACH PROSPECTIVE CERTIFICATEHOLDER, UPON ACCEPTING A BENEFICIAL INTEREST IN THIS CERTIFICATE, SHALL BE DEEMED TO MAKE ALL OF THE CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THE TRUST AGREEMENT.

EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE AGREES THAT NO SALE OR TRANSFER OF A CERTIFICATE SHALL BE PERMITTED (INCLUDING, WITHOUT LIMITATION, BY PLEDGE OR HYPOTHECATION), AND NO SUCH SALE OR TRANSFER SHALL BE REGISTERED AS EFFECTIVE BY THE CERTIFICATE REGISTRAR IF THE SALE OR TRANSFER THEREOF INCREASES TO MORE THAN NINETY-FIVE (95) PERSONS THE TOTAL NUMBER OF BENEFICIAL OWNERS OF THE EQUITY OF THE ISSUER. FOR PURPOSES OF DETERMINING THE TOTAL NUMBER OF BENEFICIAL OWNERS, A BENEFICIAL OWNER OF AN INTEREST IN A PARTNERSHIP, GRANTOR TRUST, S CORPORATION OR OTHER FLOW-THROUGH ENTITY THAT OWNS, DIRECTLY OR THROUGH OTHER FLOW-THROUGH ENTITIES, AN EQUITY INTEREST IN THE ISSUER IS TREATED AS A BENEFICIAL OWNER OF SUCH EQUITY INTEREST IF (I) SUBSTANTIALLY ALL OF THE VALUE OF THE BENEFICIAL OWNER’S INTEREST (DIRECTLY OR INDIRECTLY) IN THE FLOW-THROUGH ENTITY IS ATTRIBUTED TO THE FLOW-THROUGH ENTITY’S INTEREST IN SUCH EQUITY INTEREST AND (II) A PRINCIPAL PURPOSE OF THE USE OF THE FLOW-THROUGH ENTITY TO HOLD SUCH EQUITY INTEREST IS TO SATISFY THE 95 HOLDER LIMITATION SET OUT ABOVE. EACH PURCHASER OF A CERTIFICATE AND EACH PROSPECTIVE CERTIFICATEHOLDER, UPON ACCEPTING A BENEFICIAL INTEREST IN A CERTIFICATE, SHALL BE DEEMED TO MAKE ALL OF THE CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THE TRUST AGREEMENT.”

(E)    It is not (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (c) an entity whose underlying assets include plan assets by reason of an investment by an employee benefit plan or plan described in (a) or (b) above in such entity, or (d) any other entity that is subject to any federal, state, local or non-U.S. laws that are substantially similar to Similar Law.

[SECTION 3.14.             Rule 144A Information. In order to preserve the exemption for resales and other transfers of the Certificates under Rule 144A under the Securities Act, the Issuer shall cause the Depositor to provide to any Certificateholder and any prospective purchaser or transferee designated by a Certificateholder, upon request of the Certificateholder or prospective purchaser or transferee, the information required by Rule 144A to enable resales of such Certificates to be made pursuant to Rule 144A.]

[SECTION 3.15.         Transferee Certifications. Each prospective Certificateholder, including each prospective owner of a beneficial interest in a Certificate, shall, upon accepting a beneficial interest in a Certificate, be deemed to make all of the following certifications, representations and warranties:

(A)    Either (a) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (I) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the Certificates, other interest (direct or indirect) in the Issuer, or any interest created under the Trust Agreement and (II) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Certificate to permit any partnership to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code.

(B)    It is not acquiring any beneficial interest in a Certificate, and it will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in a Certificate, and it will not cause any beneficial interest in a Certificate, to be marketed, in each case on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” each within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(C)    Its beneficial interest in the Certificate is not and will not be in an amount that is less than the minimum nominal principal amount for the Certificate set forth in the Trust Agreement, and it does not and will not hold any beneficial interest in the Certificate on behalf of any Person whose beneficial interest in a Certificate is in an amount that is less than the minimum nominal principal amount for the Certificate set forth in the Trust Agreement. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in a Certificate or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Certificate, in each case if the effect of doing so would be that the beneficial interest of any Person in the Certificate would be in an amount that is less than the minimum nominal principal amount for the Certificate set forth in the Trust Agreement.

(D)    It will not use any Certificate as collateral for the issuance of any securities that could cause the Issuer to become subject to taxation as a corporation, publicly traded partnership taxable as a corporation or association taxable as a corporation, each for U.S. federal income tax purposes, provided that it may engage in any repurchase transaction (repo) the subject matter of which is a Certificate, provided the terms of such repurchase transaction are generally consistent with prevailing market practice.

(E)    It will not take any action and will not allow any other action that could cause the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

(F)    It is not (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (c) an entity whose underlying assets include plan assets by reason of an investment by an employee benefit plan or plan described in (a) or (b) above in such entity, or (d) any other entity that is subject to any federal, state, local or non-U.S. laws that are substantially similar to Similar Law.

(G)    It agrees that no sale or transfer of a Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered as effective by the Certificate Registrar if the sale or transfer thereof increases to more than ninety-five (95) Persons the total number of beneficial owners of the Certificate. For purposes of determining the total number of beneficial owners, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other flow-through entity that owns, directly or through other flow-through entities, an equity interest in the Issuer is treated as a beneficial owner of such note or equity interest if (i) substantially all of the value of the beneficial owner’s interest (directly or indirectly) in the flow-through entity is attributed to the flow-through entity’s interest in such equity interest, and (ii) a principal purpose of the use of the flow-through entity to hold such equity interest is to satisfy the 95 Holder limitation set out above. If using a flow-through entity to acquire a Certificate, each prospective Certificateholder represents that it is not using a flow-through entity in order to avoid the 95 Holder limitation set out above.]

ARTICLE IV.

Voting Rights and Other Actions

SECTION 4.1.             Prior Notice to Holder with Respect to Certain Matters

With respect to the following matters, the Owner Trustee shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholder[s] in writing of the proposed action and the [Majority] Certificateholder[s] shall not have notified the Owner Trustee in writing prior to the thirtieth (30th) day after such notice is given that the Certificateholder[s] [has]/[have] withheld consent or provided alternative direction:

(a)     the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute or unless such amendment would not materially and adversely affect the interests of the Holder[s]);

(b)     the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(c)     the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholder[s]; or

(d)     [except pursuant to Section 12.1(b) of the Sale and Servicing Agreement,] the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder[s].

The Owner Trustee shall notify the Certificateholder[s] in writing of any appointment of a successor Note Registrar or Trust Collateral Agent within five (5) Business Days after receipt of notice thereof.

SECTION 4.2.         Action by Certificateholder[s] with Respect to Certain Matters

The Owner Trustee shall not have the power, except upon the direction of the [Majority] Certificateholder[s] in accordance with the Basic Documents, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 9.2 thereof or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the [Majority] Certificateholder[s] and the furnishing of indemnification satisfactory to the Owner Trustee by [the]/[such] Certificateholder.

SECTION 4.3.         Restrictions on Certificateholder’s Power.

(a)     The Certificateholder[s] shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

(b)     [The]/[No] Certificateholder shall [not] have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless the Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for thirty (30) days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such thirty (30) day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 5.3. For the protection and enforcement of the provisions of this Section, the Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.4.         [Reserved]

SECTION 4.5.         Action with Respect to Bankruptcy Action

(a)     The Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, (vii) declare or effect a moratorium on its debt, or (viii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a “Bankruptcy Action”). In considering whether to give or withhold written consent to a Bankruptcy Action by the Trust, the Owner Trustee, with the consent of the [Majority] Certificateholder[s] [(hereby given, which consent the Certificateholder believes to be in the best interests of the Certificateholder[s] and the Trust)], shall consider the interest of the Noteholders in addition to the interests of the Trust and whether the Trust is insolvent; provided, however, that the Owner Trustee shall not be deemed to owe any fiduciary duty to the Noteholders. The Owner Trustee shall have no duty to give such written consent to a Bankruptcy Action by the Trust if the Owner Trustee shall not have been furnished (at the expense of the Trust or the Person that requested that such letter be furnished to the Owner Trustee) with a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The Owner Trustee (as such and in its individual capacity) shall not be personally liable to any Person on account of the Owner Trustee’s good faith reliance on the provisions of this Section or in connection with the Owner Trustee’s giving prior written consent to a Bankruptcy Action by the Trust in accordance herewith, or withholding such consent, in good faith, and neither the Trust nor the Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee (as such and in its individual capacity) for giving or withholding its consent to any such Bankruptcy Action.

(b)     The parties hereto stipulate and agree that the Certificateholder[s] [has]/[have] no power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust except as provided in Sections 4.5(a) and 10.12. To the extent permitted by applicable law, the consent of the Trust Collateral Agent shall be obtained prior to taking any Bankruptcy Action by the Trust.

(c)     The provisions of this Section do not constitute an acknowledgement or admission by the Trust, the Owner Trustee, the Certificateholder[s] or any creditor of the Trust that the Trust is eligible to be a debtor, under the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended.

SECTION 4.6.         Covenants and Restrictions on Conduct of Business.

(a)     The Trust agrees to abide by the following restrictions:

(i)    other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

(ii)    other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

(iii)    other than as contemplated by the Basic Documents and related documentation the Trust shall not engage in any business activity in which it is not currently engaged; and

(iv)    other than as contemplated by the Basic Documents and related documentation the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset.

(b)     The Trust shall:

(i)    maintain books and records separate from any other Person or entity;

(ii)    maintain its office and bank accounts separate from any other Person or entity;

(iii)    not commingle its assets with those of any other Person or entity;

(iv)    conduct its own business in its own name and use stationery or other business forms under its own name and not that of the Seller or any Affiliate;

(v)    other than as contemplated by the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

(vi)    observe all formalities required under the Statutory Trust Statute;

(vii)    not guarantee or become obligated for the debts of any other Person or entity;

(viii)    not hold out its credit as being available to satisfy the obligation of any other Person or entity;

(ix)    not acquire the obligations or securities of the Seller or its Affiliates;

(x)    other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other Person or entity;

(xi)    other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other Person or entity;

(xii)    hold itself out as a separate entity from the Seller and not conduct any business in the name of the Seller;

(xiii)    correct any known misunderstanding regarding its separate identity;

(xiv)    not identify itself as a division (other than for tax reporting purposes) of any other Person or entity; and

(xv)    except as required or specifically provided in the Trust Agreement, the Trust will conduct business with the Seller or any Affiliate thereof on an arm’s length basis.

(c)     So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Trust shall not amend this Section 4.6 unless the Rating Agency Condition has been satisfied.

ARTICLE V.

Authority and Duties of Owner Trustee

SECTION 5.1.     General Authority.

(a)     The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto and on behalf of the Trust, each State business license (and any renewal thereof) prepared by the Seller or Servicer, including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and on behalf of the Trust, to direct the Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $        , the Class A-2[-A] Notes in the aggregate principal amount of $        , [the Class A-2-B Notes in the aggregate principal amount of $        ,] the Class A-3 Notes in the aggregate principal amount of $        [, the Class B Notes in the aggregate principal amount of $        , the Class C Notes in the aggregate principal amount of $        , the Class D Notes in the aggregate principal amount of $         and the Class E Notes in the aggregate principal amount of $        . In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the [Majority] Certificateholder[s] recommend[s] with respect to the Basic Documents so long as such activities are consistent with the terms of the Basic Documents.

(b)     At the written direction of the Certificateholder, the Owner Trustee shall sign on behalf of the Trust any applicable tax returns of the Trust, unless applicable law requires the Certificateholder[s] to sign such documents.

SECTION 5.2.     General Duties

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing

Agreement and to administer the Trust in the interest of the Holder[s], subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement.

SECTION 5.3.     Action upon Instruction.

(a)     Subject to Article IV, the [Majority] Certificateholder[s] shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Basic Document. The Certificateholder[s] shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

(b)     The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)     Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder[s] requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the [Majority] Certificateholder[s] received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder[s], and shall have no liability to any Person for such action or inaction.

(d)     In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder[s] requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder[s], and shall have no liability to any Person for such action or inaction.

SECTION 5.4.     No Duties Except as Specified in this Agreement or in Instructions

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties (including fiduciary duties) or obligations existing at law or in equity shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any trust licensing or qualifications to do business, tax filing, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest or lien granted to it hereunder or to prepare or file any Commission filing (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder) for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 5.5.     No Action Except under Specified Documents or Instructions

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the Basic Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

SECTION 5.6.     Restrictions

[The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 of this Agreement, or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.][The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.3 of this Agreement, or (ii) that, to the actual knowledge of the Owner Trustee, would (A) affect the treatment of the Notes as indebtedness for United States federal income, state and local income, franchise and value added tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income or state income or franchise tax purposes, (C) cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for federal income, state and local income or franchise and value added tax purposes or (D) cause the Trust to be treated as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.]

SECTION 5.7.     Covenants for Reporting of Repurchase Demands due to Breaches of Representations and Warranties

(a)     The Owner Trustee will (i) in accordance with its obligations pursuant to Section 3.2 of the Sale and Servicing Agreement, provide prompt written notice upon the discovery of any breach of the Seller’s representations and warranties, (ii) no later than five (5) Business Days after the end of each calendar quarter, provide to the Servicer, AmeriCredit and the Seller, a notice in substantially the form of Exhibit C, or any other form agreed upon between the Owner Trustee and the Seller, which shall be deemed acceptable to the Seller unless the Seller notifies the Owner Trustee within five (5) Business Days of its receipt thereof, with respect to any requests (in writing or orally) for the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement received by a Responsible Officer of the Owner Trustee during the immediately preceding calendar quarter (or, in the case of the initial notice, since the Closing Date) and (iii) promptly upon reasonable written request by the Servicer, AmeriCredit or the Seller, provide to them any other information reasonably requested in good faith that is in actual possession of the Owner Trustee and necessary to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB.

(b)     In no event will the Owner Trustee or the Trust have any responsibility or liability in connection with (i) the compliance by the Servicer, AmeriCredit, the Seller or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Owner Trustee will not have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement.

ARTICLE VI.

Concerning the Owner Trustee

SECTION 6.1.     Acceptance of Trusts and Duties

(a)     The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.4, (iv) for any investments issued by the Owner Trustee or any branch or Affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i)    the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee (except in the case of willful misconduct, bad faith or negligence);

(ii)    the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or the [Majority] Certificateholder[s];

(iii)    no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv)    the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on such Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Trustee, the Trust Collateral Agent, any Noteholder or [the]/[any] Certificateholder, other than as expressly provided for herein and in the Basic Documents;

(v)    the Owner Trustee shall not be liable for the default or misconduct of the Trustee, the Trust Collateral Agent or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations under this Agreement or the Basic Documents that are required to be performed by the Trustee under the Indenture or the Trust Collateral Agent or the Servicer under the Sale and Servicing Agreement;

(vi)    the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Certificateholder[s], unless the Certificateholder[s] [has]/[have] offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act;

(vii)    the Owner Trustee shall have no duty, responsibility or obligation to (or liability for failing to) monitor, supervise, confirm, verify, notify regarding or otherwise enforce the requirements or commitments applicable to any Person arising under, related to or otherwise in connection with any provision of this Agreement or any law, rule or regulation in connection with risk retention;

(viii)    in no event shall the Owner Trustee, its directors, officers, agents or employees be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(ix)    the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge or received written notice thereof.

(b)     Under no circumstances shall the Owner Trustee be liable for any representations, warranties or covenants of the Trust or any other Person (except as provided in Section 6.1(a) with regard to the Owner Trustee’s representations and warranties contained in Section 6.3) or the indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes.

SECTION 6.2.     Furnishing of Documents

The Owner Trustee shall furnish to the Certificateholder[s] promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 6.3.     Representations and Warranties

[Owner Trustee] hereby represents and warrants to the Depositor and the Holder[s], that:

(a)     It is a Delaware corporation with trust powers, duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)     It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)     Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware State law, governmental rule or regulation governing the banking or trust powers of [Owner Trustee] or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)     The Agreement has been, or, when executed and delivered will have been, duly authorized, validly executed and delivered by [Owner Trustee] and constitutes, a valid and binding agreement of [Owner Trustee], enforceable against [Owner Trustee] in accordance with its terms, except to the extent that enforceability may (i) be subject to insolvency, reorganization, moratorium, or other similar laws, regulations or procedures of general applicability now or hereinafter in effect relating to or affecting creditor’s rights generally and (ii) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e)     There are no proceedings or investigations pending or, to the actual knowledge of a Responsible Officer of [Owner Trustee], threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over [Owner Trustee] or its properties (i) asserting the invalidity of this Agreement or (ii) seeking any determination or ruling that might materially and adversely affect the performance by [Owner Trustee] of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document.

SECTION 6.4.     Reliance; Advice of Counsel.

(a)     The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, judgment, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)     In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons; provided, however, that the Owner Trustee shall use its best efforts to procure and provide to such counsel, accountants or other such persons all such documents and information as may be reasonably necessary for such persons to render such opinion or advice.

SECTION 6.5.     Not Acting in Individual Capacity

Except as provided in this Article VI, in accepting the trust hereby created [Owner Trustee] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 6.6.     Owner Trustee Not Liable for Certificate[s] or Receivables

The recitals contained herein and in the Certificate[s] (other than the signature and countersignature of the Owner Trustee on [the]/[such] Certificate) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of [the]/[such] Certificate[s] (other than the signature and countersignature of the Owner Trustee on the Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder[s] under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

SECTION 6.7.     Owner Trustee May Own Notes

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

SECTION 6.8.     Payments from Owner Trust Estate

All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. [Owner Trustee] or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

SECTION 6.9.     Doing Business in Other Jurisdictions

Notwithstanding anything contained herein to the contrary, neither [Owner Trustee] or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.5, (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of Delaware; (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof other than the State of Delaware becoming payable by [Owner Trustee] (or any successor thereto); or (c) subject [Owner Trustee] (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by [Owner Trustee] (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

SECTION 6.10.     FATCA Information

Each Certificateholder or Holder, by acceptance of such Certificate or such interest therein, agrees to provide to the Owner Trustee, upon its reasonable request, the FATCA Information to the extent such Certificateholder or Holder is legally entitled to do so. In addition, each Certificateholder or Holder, by acceptance of such Certificate or such interest therein, agrees that the Owner Trustee has the right to withhold or deduct (and to promptly pay over, in full, to the relevant taxing authority) any amounts properly withheld or deducted under law (and without any corresponding gross-up) payable to a Certificateholder or Holder that fails to comply with the requirements of the preceding sentence.

SECTION 6.11.     Financial Crimes Enforcement Network’s Customer Due Diligence To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 and its implementing regulations (together, the “USA PATRIOT Act”), the Financial Crimes Enforcement Network’s Customer Due Diligence Requirements (the “FinCEN Due Diligence Requirements”) and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (collectively, with the USA PATRIOT Act and FinCEN Due Diligence Requirements, the “Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee will request on or before the Closing Date and from time to time thereafter reasonable documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person, such as a business entity, a charity, a trust or other “legal entity customer” (as defined in the FinCEN Due Diligence Requirements), the Owner Trustee may request and shall be entitled to receive from such Person reasonable documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation and information (including beneficial owners of such entities) (collectively, the “Owner Trustee Due Diligence Documents”). Failure by a Person who opens an account to provide such Owner Trustee Due Diligence Documents may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the immediate resignation of the Owner Trustee pursuant to, and subject to the requirements of Section 9.2. Notwithstanding the foregoing, if such Person who opens an account is not a legal entity customer (as defined in the FinCEN Due Diligence Requirements), in the determination of the Owner Trustee (in the Owner Trustee’s reasonable discretion), such Person shall not be required to provide to the Owner Trustee the Owner Trustee Due Diligence Documents, and any such requirement to provide such information shall be deemed satisfied.

SECTION 6.12.     Beneficial Ownership and Control of the Trust The parties hereto agree that for purposes of the Applicable Anti-Money Laundering Laws (a) the Certificateholders are and shall be deemed to be the sole beneficial owners of the Trust and (b) one or more Controlling Parties of the Certificateholders and the Administrator are, and shall deemed to be, the parties with the power and authority to control the Trust.

ARTICLE VII.

Compensation of Owner Trustee

SECTION 7.1.     Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between AmeriCredit and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents. AmeriCredit shall be jointly and severally liable for the fees and expenses owing to the Owner Trustee under this Section 7.1.

SECTION 7.2.     Indemnification

The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees, costs and expenses and including, without limitation, any legal fees, costs, and expenses incurred in connection with any enforcement (including any action, claim or suit) brought by the Owner Trustee for any indemnification or other obligation of the Depositor) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1(a). The indemnities contained in this Section and the rights under Section 7.1 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor which approval shall not be unreasonably withheld. AmeriCredit shall be jointly and severally liable for the indemnification duties and obligations of the Depositor which are described in this Section 7.2.

SECTION 7.3.     Payments to the Owner Trustee

Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

SECTION 7.4.     Non-recourse Obligations

Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be with recourse to the Owner Trust Estate only and specifically shall be without recourse to the assets of the Holder[s].

ARTICLE VIII.

Termination of Trust Agreement

SECTION 8.1.     Termination of Trust Agreement.

(a)     The Trust shall dissolve in accordance with Section 3808 of the Statutory Trust Statute upon the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option or by the Seller at its option of the corpus of the Trust as described in Section 10.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents; provided, however, that the rights to indemnification under Section 7.2 and the rights under Section 7.1 shall survive the dissolution of the Trust. The Seller or the Servicer shall promptly notify the Owner Trustee of any prospective dissolution pursuant to this Section. For the avoidance of doubt, except as described in Section 8.1(d), the Owner Trustee shall have no responsibility for the dissolution, or winding-up, of the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of [the]/[a] Certificateholder, shall not (i) operate to terminate this Agreement or the Trust, nor (ii) entitle the Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)     Neither the Depositor nor [the]/[any] Certificateholder shall be entitled to revoke or terminate the Trust.

(c)     Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholder[s] shall surrender the Certificate[s] to the Owner Trustee for payment of the final distribution by the Certificate Paying Agent and cancellation, shall be given by the Servicer on behalf of the Owner Trustee by letter to the Certificateholder[s] mailed within five (5) Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificate[s] shall be made upon presentation and surrender of the Certificate at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment, (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of [the]/[such] Certificate[s] at the office of the Owner Trustee therein specified and (iv) interest will cease to accrue on the Certificate[s]. The Servicer on behalf of the Owner Trustee shall give such notice to the Trust Collateral Agent at the time such notice is given to the Certificateholder[s]. Upon presentation and surrender of the Certificate[s], the Certificate Paying Agent shall cause to be distributed to the Certificateholder[s] amounts distributable on such Distribution Date pursuant to Section 5.7 of the Sale and Servicing Agreement.

In the event that [the]/[a] Certificateholder shall not surrender [the]/[its] Certificate for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Servicer on behalf of the Owner Trustee shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice the [related] Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the [related] Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Holder[s].

(d)     Upon the completion of the winding up of the Trust in accordance with Section 3808 of the Statutory Trust Statute, this Agreement shall terminate and be of no further force or effect except as expressly set forth herein and the Owner Trustee, at the direction and expense of the Depositor, shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE IX.

Successor Owner Trustees and Additional Owner Trustees

SECTION 9.1.     Eligibility Requirements for Owner Trustee

The Owner Trustee shall at all times be a Person (a) satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (b) authorized to exercise corporate trust powers; and (c) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

SECTION 9.2.     Resignation or Removal of Owner Trustee

The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one (1) copy of which instrument shall be delivered to the resigning Owner Trustee and one (1) copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee or the Seller may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall (a) cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by the Depositor, (b) be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (c) be removed as Certificate Paying Agent pursuant to Section 3.10, then the Depositor may remove the Owner Trustee by sending written notice of such removal to the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly (x) appoint a successor Owner Trustee by written instrument, in duplicate, one (1) copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one (1) copy to the successor Owner Trustee, and (y) pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies. The Trust shall pay any costs and expenses associated with the replacement of the Owner Trustee. To the extent the Trust fails to pay any such costs or expenses before the Distribution Date following the replacement of the Owner Trustee, the Depositor shall pay such amount then outstanding.

SECTION 9.3.     Successor Owner Trustee

Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to the Certificateholder[s], the Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

SECTION 9.4.     Merger or Consolidation of Owner Trustee

Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation or succession to the Depositor (who shall notify the Rating Agencies).

SECTION 9.5.     Appointment of Co-Trustee or Separate Trustee

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, the Owner Trustee shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)     all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)     no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)     the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X.

Miscellaneous

SECTION 10.1.     Supplements and Amendments.

(a)     This Agreement may be amended by the Depositor and the Owner Trustee, [with the prior written consent of the Hedge Provider (unless such amendment could not reasonably be expected to have a material adverse effect on the Hedge Provider)] and with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholder[s], (i) to cure any ambiguity or defect or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee which may be based upon a certificate of the Servicer, adversely affect in any material respect the interests of any Noteholder or [any] Certificateholder.

(b)     This Agreement may also be amended from time to time[, with the prior written consent of the Hedge Provider (unless, such amendment could not reasonably be expected to have a material adverse effect on the Hedge Provider)] by the Depositor and the Owner Trustee, with prior written notice by the Depositor to the Rating Agencies, to the extent such amendment materially and adversely affects the interests of the Noteholders, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, and the consent of the [Majority] Certificateholder[s] (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder[s]; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder[s] or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate balance required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes and the Certificateholder[s].

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder[s], the Trustee[, the Hedge Provider] and the Depositor (who shall send such notification to each of the Rating Agencies).

It shall not be necessary for the consent of the Certificateholder[s], the Noteholders or the Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder[s] provided for in this Agreement or in any Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 10.2.     No Legal Title to Owner Trust Estate in Certificateholder[s]

The Certificateholder[s] shall not have legal title to any part of the Owner Trust Estate. The Certificateholder[s] shall be entitled to receive distributions in accordance with Article VIII and Article XI. No transfer, by operation of law or otherwise, of any right, title or interest of [the]/[any] Certificateholder to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 10.3.     Limitations on Rights of Others

The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder[s], the Servicer and, to the extent expressly provided herein, [the Hedge Provider,] the Trustee, the Trust Collateral Agent and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.4.     Notices.

(a)     Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first-class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to AFS SenSub Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)     Any notice required or permitted to be given to [the]/[a] Certificateholder shall be given by first-class mail, postage prepaid, at the address of [the]/[such] Holder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(c)     Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

SECTION 10.5.     Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.     Counterparts and Consent to Do Business Electronically

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 10.7.     Assignments

This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

SECTION 10.8.     No Recourse

[The]/[Each] Certificateholder by accepting a Certificate acknowledges that the Certificate represents a beneficial interest in the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Owner Trustee, the Trustee, or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

SECTION 10.9.     Headings

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.10.     GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.11.     Servicer

(a)     The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust [the Hedge Agreement and] all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. The Owner Trustee is hereby authorized and directed to execute and deliver to the Servicer a limited power of attorney appointing the Servicer as the Trust’s agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

(b)     It shall be the Servicer’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Trust to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Servicer and to comply with any reasonable request made by the Servicer for the delivery of information or documents to the Servicer in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry.

SECTION 10.12.     Nonpetition Covenants

(a)     To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Certificateholder[s] shall not, prior to the date which is one (1) year and one (1) day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

(b)     To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Owner Trustee shall not, prior to the date which is one (1) year and one (1) day after the termination of this Agreement, with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

SECTION 10.13.     [Third Party Beneficiary]

[The Hedge Provider] shall be an express third party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.]

SECTION 10.14.     Regulation AB

The Owner Trustee acknowledges and agrees that the purpose of this Section [10.14] is to facilitate compliance by the Trust with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees hereby to comply with reasonable requests made by the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Owner Trustee shall cooperate fully with the Servicer and the Trust to deliver to the Servicer and the Trust any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer to permit the Servicer and the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Servicer to be necessary in order to effect such compliance.

SECTION 10.15.     Force Majeure

The Owner Trustee shall not be responsible for delays or failures in performance resulting directly or indirectly from forces beyond its control (including, without limitation, acts of God, strikes, work stoppages, accidents, severe weather, floods, nuclear or natural catastrophes, lockouts, riots, civil or military disturbances, acts of war or terrorism, pandemics or epidemics, any provision of any present or future law or regulation or any act of any governmental authority, and any interruption, loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service) provided such default or delay could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans.

ARTICLE XI.

Application of Trust Funds; Certain Duties

SECTION 11.1.     Establishment of Trust Accounts

(a)     The Owner Trustee, for the benefit of the Certificateholder[s], shall cause the Certificate Paying Agent to establish and maintain in the name of the Trust a distribution non-interest bearing account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder[s]. The Certificate Distribution Account shall be maintained as an Eligible Deposit Account; provided, however, that so long as (i) the long-term unsecured debt of the related depository institution shall have a credit rating of investment grade or better by a nationally recognized statistical rating organization, and (ii) such depository institution’s deposits are insured by the FDIC, such account shall be deemed to be an Eligible Deposit Account.

(b)     The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder[s]. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Certificate Paying Agent shall within ten (10) Business Days establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash or any investments to such new Certificate Distribution Account; provided, however, that so long as (i) the long-term unsecured debt of the related depository institution shall have a credit rating of investment grade or better by a nationally recognized statistical rating organization, and (ii) such depository institution’s deposits are insured by the FDIC, such account shall be deemed to be an Eligible Deposit Account.

SECTION 11.2.     Application of Trust Funds

(a)     On each Distribution Date, the Owner Trustee shall cause the Certificate Paying Agent to distribute amounts deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement with respect to such Distribution Date in the following order of priority:

(i)    to make payments to the Certificateholder[s][, pro rata, in accordance with their Percentage Interest,] any remaining amount deposited therein; and

(ii)    to clear and terminate the Certificate Distribution Account upon the termination of this Agreement.

(b)     In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to [the]/[a] Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee or Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholder[s] sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Certificate Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to [the]/[a] Certificateholder shall be treated as cash distributed to the Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee or the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(c)     [Any Holder of the Certificate that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Holder becomes a Holder, (i)(A) notify the Owner Trustee and the Certificate Paying Agent and (i)(B) provide the Owner Trustee and the Certificate Paying Agent with Internal Revenue Service form W-8BEN, W-8BEN-E, W-8ECI or W-8EXP (or successor forms), as appropriate, or (ii) notify the Owner Trustee and the Certificate Paying Agent that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Holder agrees by its acceptance of the Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Certificate Paying Agent should subsequent circumstances arise affecting the information provided the Owner Trustee or the Certificate Paying Agent in clauses (i) and (ii) above.] The Owner Trustee and the Certificate Paying Agent shall be fully protected in relying upon, and each Holder by its acceptance of its Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Certificate Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Certificate Paying Agent’s reliance upon any documents, forms or information provided by any Holder to the Owner Trustee and the Certificate Paying Agent.

SECTION 11.3.     Method of Payment

Distributions required to be made to the Certificateholder[s] on any Distribution Date shall be made to [the]/[each] Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if [the]/[such] Certificateholder shall have provided to the Certificate Registrar and the Certificate Paying Agent appropriate written instructions at least five (5) Business Days prior to such Distribution Date, or, if not, by check mailed to [the]/[such] Certificateholder at the address of [the]/[such] Certificateholder appearing in the Certificate Register.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

[OWNER TRUSTEE],
as Owner Trustee

By:
Name:
Title:

AFS SENSUB CORP.,
as Seller

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

AMERICREDIT FINANCIAL SERVICES, INC.,
Solely with respect to Sections 7.1 and 7.2

By:
Name:
Title:

[Signature Page to Amended and Restated Trust Agreement]

EXHIBIT A

NUMBER	[Nominal Principal Amount: $[ ]]
R-1	Units: [ ]
Percentage Interest: [ ]%
CUSIP No. [ ]]

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS NOT TRANSFERABLE,

EXCEPT UNDER THE LIMITED CONDITIONS

SPECIFIED IN THE TRUST AGREEMENT

ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new or used automobiles, vans or light duty trucks and sold to the Trust by AFS SenSub Corp.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

(This Certificate does not represent an interest in or obligation of AFS SenSub Corp. or any of its Affiliates, except to the extent described below.)

[CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE SPONSOR, THE DEPOSITOR OR ANY OF THEIR AFFILIATES, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO

HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH CERTIFICATE OR PERCENTAGE INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID AND REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER...EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE (OR INTEREST HEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A“PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN DESCRIBED IN (1) OR (2) ABOVE IN SUCH ENTITY OR (4) ANY OTHER ENTITY THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS THAT ARE SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “SIMILAR LAW”). EACH PURCHASER OF A CERTIFICATE AND EACH PROSPECTIVE CERTIFICATEHOLDER, UPON ACCEPTING A BENEFICIAL INTEREST IN THIS CERTIFICATE, SHALL BE DEEMED TO MAKE ALL OF THE CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THE TRUST AGREEMENT...EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE AGREES THAT NO SALE OR TRANSFER OF A CERTIFICATE SHALL BE PERMITTED (INCLUDING, WITHOUT LIMITATION, BY PLEDGE OR HYPOTHECATION), AND NO SUCH SALE OR TRANSFER SHALL BE REGISTERED AS EFFECTIVE BY THE CERTIFICATE REGISTRAR IF THE SALE OR TRANSFER THEREOF INCREASES TO MORE THAN NINETY-FIVE (95) PERSONS THE TOTAL NUMBER OF BENEFICIAL OWNERS OF THE EQUITY OF THE ISSUER. FOR PURPOSES OF DETERMINING THE TOTAL NUMBER OF BENEFICIAL OWNERS, A BENEFICIAL OWNER OF AN INTEREST IN A PARTNERSHIP, GRANTOR TRUST, S CORPORATION OR OTHER FLOW-THROUGH ENTITY THAT OWNS, DIRECTLY OR THROUGH OTHER FLOW-THROUGH ENTITIES, AN EQUITY INTEREST IN THE ISSUER IS TREATED AS A BENEFICIAL OWNER OF SUCH EQUITY INTEREST IF (I) SUBSTANTIALLY ALL OF THE VALUE OF THE BENEFICIAL OWNER’S INTEREST (DIRECTLY OR INDIRECTLY) IN THE FLOW-THROUGH ENTITY IS ATTRIBUTED TO THE FLOW-THROUGH ENTITY’S INTEREST IN SUCH EQUITY INTEREST, AND (II) A PRINCIPAL PURPOSE OF THE USE OF THE FLOW-THROUGH ENTITY TO HOLD SUCH EQUITY INTEREST IS TO SATISFY THE 95 HOLDER LIMITATION SET OUT ABOVE. EACH PURCHASER OF A CERTIFICATE AND EACH PROSPECTIVE CERTIFICATEHOLDER, UPON

ACCEPTING A BENEFICIAL INTEREST IN A CERTIFICATE, SHALL BE DEEMED TO MAKE ALL OF THE CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THE TRUST AGREEMENT...THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $[10,000] AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. NO DISTRIBUTIONS OF MONEYS TO THE CERTIFICATEHOLDERS UNDER THE BASIC DOCUMENTS SHALL BE DEEMED TO REDUCE THE NOMINAL PRINCIPAL AMOUNT OF ANY CERTIFICATE PRIOR TO PAYMENT IN FULL OF ALL OUTSTANDING NOTES; PROVIDED, THAT THE FINAL AGGREGATE $100,000 DISTRIBUTED TO THE CERTIFICATEHOLDERS UNDER THE BASIC DOCUMENTS UPON FINAL DISTRIBUTION OF THE TRUST PROPERTY AND TERMINATION OF THE TRUST SHALL BE DEEMED TO REPAY THE AGGREGATE NOMINAL PRINCIPAL AMOUNT OF THE CERTIFICATES IN FULL; PROVIDED, FURTHER, THAT ANY FAILURE TO PAY IN FULL THE OUTSTANDING PRINCIPAL BALANCE OF A CERTIFICATE ON SUCH FINAL DISTRIBUTION DATE SHALL NOT RESULT IN ANY RECOURSE TO, CLAIM AGAINST OR LIABILITY OF ANY PERSON FOR SUCH SHORTFALL.]

THIS CERTIFIES THAT [AFS SenSub Corp.]/[CEDE & CO.] is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in certain distributions of AmeriCredit Automobile Receivables Trust 20    -     (the “Trust”) formed by AFS SenSub Corp., a Nevada corporation (the “Seller”).

The Trust was created pursuant to a Trust Agreement, dated as of             , 20    , as amended and restated as of             , 20     (the “Trust Agreement”), between the Seller and [Owner Trustee], as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This is the duly authorized Certificate designated as “Asset Backed Certificate” (herein called the “Certificate”). Also issued under the Indenture, dated as of             , 20    , among the Trust and [Trustee], as trustee and trust collateral agent, are [             classes of Notes designated as “Class A-1     % Asset Backed Notes” (the “Class A-1 Notes”), “Class A-2[-A]     % Asset Backed Notes” (the “Class A-2[-A] Notes”), [“Class A-2-B Floating Rate Asset Backed Notes” (the ““Class A-2-B Notes”),] and “Class A-3     % Asset Backed Notes” (the “Class A-3 Notes” and together with the Class A-1 Notes, the Class A-2[-A] Notes [the Class A-2-B Notes], the “Class A Notes”), “Class B     % Asset Backed Notes” (the “Class B Notes”), “Class C     % Asset Backed Notes” (the “Class C Notes”), “Class D     % Asset Backed Notes” (the “Class D Notes”) and “Class E     % Asset Backed Notes” (the “Class E Notes” and collectively with the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and used automobiles, vans or light duty trucks (the “Receivables”), all monies due thereunder on or after the [Initial] Cutoff Date, [in the case of the Initial Receivables, and the Subsequent Cutoff Date, in the case of the Subsequent Receivables,] security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title and interest of the Seller in and to the Purchase Agreement, dated as of             , 20    , by and between AmeriCredit Financial Services, Inc. and the Seller and all proceeds of the foregoing.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

Distributions on this Certificate will be made as provided in the Trust Agreement or any Basic Document by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer on behalf of the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Corporate Trust Office.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20 -

By:	[OWNER TRUSTEE]
not in its individual capacity but
solely as Owner Trustee

Dated: , 20	By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

[                    ],

not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

(Reverse of Certificate)

This Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Majority Noteholders and the [Majority] Certificateholder[s]. Any such consent by the [Majority] Certificateholder[s] shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholder[s].

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon a new Certificate evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [Owner Trustee]. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

[This certificate may not be held or beneficially owned by any Person that is not a United States person as defined under Section 7701(a)(30) of the Code.]

[It is the intention of the parties to the Trust Agreement that, solely for federal income or state and local income, franchise and value added tax purposes, (i) the Trust will be treated as a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and (ii) the Notes will be treated as debt. By accepting this Certificate, the Certificateholder hereby agrees to take no action inconsistent with the foregoing intended tax treatment.]

[No sale or transfer of a Certificate shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be registered by the Certificate

Registrar or be effective hereunder, if the sale or transfer thereof increases to more than ninety-five (95) the sum of the number of Certificateholders. For purposes of determining the total number of Certificateholders, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other flow-through entity that owns, directly or through other flow-through entities, a Certificate is treated as a holder of a Certificate if (i) substantially all of the value of the beneficial owner’s interest (directly or indirectly) in the flow-through entity is attributed to the flow-through entity’s interest in the Certificate and (ii) a principal purpose of the use of the flow-through entity to hold the Certificate is to satisfy the 95-holder limitation set out above. If using a flow-through entity to acquire a Certificate, the Certificateholder shall be deemed to have represented that it is not using the flow-through entity in order to avoid the 95-holder limitation set out above. In addition, no sale or transfer of a Certificate shall be registered by the Certificate Registrar or made effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (upon which representation and covenant the Certificate Registrar may conclusively rely without independent investigation), no member of the transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Certificateholder or a member of its expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder to sell its Certificate to a Person whose ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Trust.]

The Owner Trustee and any agent of the Owner Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder[s] of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Seller or the Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of this Certificate; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance.

This Certificate may not be acquired by or for the account of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) a “plan” (within the meaning of Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Benefit Plan Investor”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Benefit Plan Investor but is subject to federal, State, local, non-U.S. or other laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (each of (i) – (iv), a “Benefit Plan Entity”). By accepting and holding its beneficial ownership interest in its

Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan Entity.

The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Receivable or related document.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated: *
Signature

Guaranteed: *

*

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF

CERTIFICATE OF TRUST

OF

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20    -

THIS Certificate of Trust of AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 20    -     (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.    Name. The name of the statutory trust formed by this Certificate of Trust is “AmeriCredit Automobile Receivables Trust 20    -    .”

2.    Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [Owner Trustee], [Address].

3.    Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

[OWNER TRUSTEE], not in its
individual capacity but solely as trustee of the Trust

By:
Name:
Title:

B-1

EXHIBIT C

Form of

Notice of Repurchase Request

[            ], 20[    ]

AmeriCredit Financial Services, Inc.

d/b/a GM Financial

as Servicer

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102,

Attention: Chief Financial Officer

GMF Leasing LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102,

Attention: Chief Financial Officer

AFS SenSub Corp.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention:	Chief Financial Officer

GMF Funding Corp. c/o GM Financial

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Re:	Notice of Requests to Repurchase Receivables

Reference is hereby made to each of the Amended and Restated Trust Agreements set forth on Schedule A (each, an “Agreement”), for which [            ], a [entity type] has acted in the capacity of owner trustee (in each case, the “Owner Trustee”). This Notice is being delivered pursuant to Section 5.7 or 6.7, as applicable, of the related Agreement.

[During the period from and including [            ], 20[    ] to but excluding [            ], 20[    ], the Owner Trustee received no requests requesting that Receivables be repurchased.]

[During the period from and including [            ], 20[    ] to but excluding [            ], 20[    ], the Owner Trustee received one or more requests requesting that Receivables be repurchased. Copies of such requests received in writing are attached, and details of any such requests received orally are set forth below:

Agreement	Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

C-2

This notice, and requests contained herein are being sent to you in connection with compliance with Rule 15Ga-1 of the Securities Exchange Act of 1934. In no event will the Owner Trustee or any of the related issuers have any responsibility or liability in connection with (i) the compliance by the related Servicer, the related Depositor or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

Capitalized terms used but not defined herein shall have the meanings given to them in the related Agreement.

[OWNER TRUSTEE],
not in its individual capacity but solely as Owner Trustee of the Trust

By:
Name:
Title:

Schedule A

Agreements

[To be provided]

C-4